EXHIBIT 10(a)(iii)
                                                          ------------------

                              AMENDMENT NO. 1

                                    TO

                       TI DEFERRED COMPENSATION PLAN


          TEXAS INSTRUMENTS INCORPORATED, a Delaware Corporation with its principal offices in Dallas, Texas (hereafter "TI") hereby amends the TI Deferred Compensation Plan (hereafter the "Plan") established by the Company as of October 19, 1994 in the respects set forth below:

     1.   Section 1-4 of the Plan hereby is amended so as to read as follows:

          "Sec. 1-4. Compensation. "Compensation" means, with respect to a Plan Year, a Participant's annual cash incentive award under the Texas Instruments Annual Incentive Plan and, for the Plan Year 1996 only, payments by TI or a subsidiary for accrued unused vacation time."

     2.   Section 2-3 of the Plan hereby is amended so as to read as follows:

          "Sec. 2-3. Deferred Compensation Agreement. Each Executive who elects to participate in this Plan shall sign and file with the Plan Administrator or its designee a Deferred Compensation Agreement in the form approved by the Plan Administrator. A Participant's Deferred Compensation Agreement shall be irrevocable and shall be effective only for the Plan Year immediately following the Election Period in which such Agreement is filed, provided that, a Deferred Compensation Agreement which elects to defer payment for accrued unused vacation time must be filed during the Election Period which occurs in Plan Year 1994 and will be effective only for Plan Year 1996. No Participant or any person or entity claiming through a Participant shall have any rights whatsoever under the Plan other than the rights and benefits granted under this Plan. Each such Deferred Compensation Agreement shall, among other provisions approved by the Plan Administrator, specify:

          (i) that the Participant agrees to participate in the Plan in accordance with its provisions; and


          (ii) that the Plan is incorporated by reference and that the Deferred Compensation Agreement shall be subject to the provisions of the Plan in all respects."


     This amendment shall be effective as of January 1, 1995.

     Executed as of this 14th day of November, 1994.

                                                TEXAS INSTRUMENTS INCORPORATED


                                                BY:  /s/RICHARD J. AGNICH